UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 29, 2017

Castle Brands Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-32849	41-2103550
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

122 East 42nd Street, Suite 5000, New York, New York		10168
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(646) 356-0200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On March 29, 2017, Castle Brands Inc. (the “Company”), entered into a Stock Purchase Agreement (“Purchase Agreement”) with Gosling’s Limited (“GL”) and E. Malcolm B. Gosling (“Gosling,” and together with GL, the “Sellers”). Pursuant to the terms of the Purchase Agreement, the Company acquired 201,000 shares (the “GCP Share Acquisition”) of the common stock of Gosling-Castle Partners Inc. (“GCP”), representing a 20.1% equity interest in GCP. GCP is a strategic global export venture between the Company and the Gosling family. As a result of the completion of the GCP Share Acquisition, the Company’s total equity interest in GCP increased to 80.1%. The consideration for the GCP Share Acquisition was (i) $20,000,000 in cash and (ii) 1,800,000 shares of common stock of the Company (the “Castle Brands Shares”). Under the Purchase Agreement, the Sellers agreed to a lockup covenant such that the Castle Brands Shares may not be offered, sold, pledged, or otherwise transferred for a period of 18 months following the closing date of the GCP Share Acquisition. The Purchase Agreement contains customary representations, warranties, covenants and closing conditions.

The foregoing description of the Purchase Agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of such Purchase Agreement filed as exhibit 2.1 hereto.

Ancillary Agreements

In connection with the GCP Share Acquisition, the Company and Sellers executed or caused to be executed, certain ancillary agreements, including an Amended and Restated Distribution Agreement and an Export Agreement Amendment, both as defined herein.

Amended and Restated National Distribution Agreement

On March 29, 2017, Castle Brands (USA) Corp., a wholly-owned subsidiary of the Company (“Castle Brands USA”), entered into an Amended and Restated National Distribution Agreement (the “Amended and Restated Distribution Agreement”) with GCP, which amends and restates the National Distribution Agreement, dated September 3, 2004, by and between Castle Brands USA and Gosling’s Export (Bermuda) Limited (“GXB”). Pursuant to the Export Agreement (as defined below), GXB, among other things, assigned its rights, title and interest in and to the National Distribution Agreement, to GCP. Pursuant to the Amended and Restated Distribution Agreement, Castle Brands USA continues as the exclusive long-term importer and distributor of certain beverage products as defined in the Amended and Restated Distribution Agreement, including “Goslings Rum” and “Goslings Stormy Ginger Beer” (collectively, the “Distribution Products”) throughout the United States, and such other markets as may be added by mutual consent of the parties (the “Distribution Territory”). The initial term of the Amended and Restated Distribution Agreement extends through March 31, 2030, with automatic ten-year renewal terms thereafter, subject to specific termination rights held by each party. The Amended and Restated Distribution Agreement automatically terminates upon the termination, for any reason, of the Export Agreement. Castle Brands USA will purchase Distribution Products from GCP for distribution in the Distribution Territory at prices set forth in the Amended and Restated Distribution Agreement, as may be mutually changed by the parties from time to time. Castle Brands USA is entitled to receive a net margin amount, certain reimbursement costs, and a specified fee to defray normal overhead costs, all as specified in the Amended and Restated Distribution Agreement. GCP will maintain primary responsibility and bear the costs for the overall marketing, advertising, and promotion of the Distribution Products. Also, Castle Brands USA has a right of first refusal regarding the distribution of any other current or future rum or ginger beer products GCP currently maintains in, or adds to, its product line for sale in the Distribution Territory. The Amended and Restated Distribution Agreement includes customary representations, warranties, and provisions regarding liability and insurance.

Export Agreement Amendment

On March 29, 2017, GCP entered into Amendment No. 4 to Export Agreement (the “Export Agreement Amendment”) with GXB, which further amends the Export Agreement made as of February 14, 2005, by and between GCP and GXB (as amended from time to time, the “Export Agreement”). Pursuant to the Export Agreement Amendment, GCP maintains all global distribution rights (with the exception of Bermuda) during the term of the Export Agreement and continues as the exclusive authorized global exporter of certain beverage products as defined in the Export Agreement (the “Export Products”) in all national or international markets, with the exception of Bermuda (the “Export Territory”). The Export Agreement Amendment, among other things, assigns to GCP global distribution and exporting rights to Goslings Stormy Ginger Beer and all other Goslings Ginger Beer products and extends the initial term of the Export Agreement from 15 to 25 years, through March 31, 2030, with ten-year renewal terms thereafter, subject to specific termination rights held by each party. Under the Export Agreement Amendment, in the event GXB decides to sell any or all of its trademarks (or other intellectual property rights) relating to the Export Products (other than Goslings Stormy Ginger Beer) during the term of the Export Agreement, GCP shall have a right of first refusal to purchase said trademark(s) (and intellectual property rights, if applicable) at the same price being offered by a bona fide third-party offerer. If GCP does not exercise its right of first refusal, then the Company shall acquire an identical right of first refusal. In the event GXB should decide to sell any or all of its Export Products (other than Goslings Stormy Ginger Beer) and/or trademark(s) (other than Goslings Stormy Ginger Beer), whether sold to an affiliate, a third party, GCP or the Company, GCP is entitled to share in the proceeds of such sale, according to a schedule specified in the Export Agreement Amendment. Also, in the event GXB should decide to sell the Export Products or trademarks relating to Goslings Stormy Ginger Beer, whether sold to an affiliate, a third party, GCP or the Company, then, GXB agrees to share with GCP an amount equal to a certain percentage of the proceeds of any such sale as specified in the Export Agreement Amendment.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 and Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference herein. On March 30, 2017, the Company completed the GCP Share Acquisition.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference herein.

On March 29, 2017, the Company issued a promissory note to Frost Nevada Investments Trust (the “Holder”), an entity affiliated with Phillip Frost, M.D., a director and a principal shareholder of the Company, in the principal amount of $20,000,000 (the “Note”). The purpose of Company’s issuance of the Note was to finance the GCP Share Acquisition. The Note bears interest quarterly at the rate of 11% per annum. The principal and interest incurred thereon shall be due and payable in full on March 15, 2019. All claims of the Holder to principal, interest and any other amounts owed under the Note are subordinated in right of payment to all indebtedness of the Company existing as of the date of the Note. The Note contains customary events of default and may be prepaid by the Company, in whole or in part, without penalty, at any time.

The foregoing description of the Note in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of such Note filed as exhibit 4.1 hereto.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference herein.

Pursuant to the Purchase Agreement, the Company issued the Castle Brands Shares to the Sellers in an unregistered offering. The sale of the Company’s common stock in accordance with the Purchase Agreement was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act’), pursuant to transactions by an issuer not involved in any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”). The Company made this determination based on the representations of the Sellers that they are each “accredited investors” within the meaning of Rule 501 of Regulation D, have access to adequate information about the Company and their investment in the Castle Brands Shares and other customary representations and warranties made by accredited investors in an exempt offering.

Item 7.01 Regulation FD Disclosure.

On March 30, 2017, the Company issued a press release announcing the GCP Share Acquisition and the transactions contemplated by the Purchase Agreement, Amended and Restated Distribution Agreement, and Export Agreement Amendment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, Exhibit 99.1 attached hereto is being furnished pursuant to Item 7.01 of Form 8-K and will not, except to the extent required by applicable law or regulation, be deemed filed by Castle Brands Inc. for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor will such exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

2.1	Stock Purchase Agreement, dated March 29, 2017, by and among Castle Brands Inc., Gosling’s Limited, and E. Malcolm B. Gosling.

4.1 11% Subordinated Note due 2019, issued by the Company.

99.1 Press release, issued on March 30, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Castle Brands Inc.

March 30, 2017	By:	/s/ Alfred J. Small

Name: Alfred J. Small
Title: Senior Vice President, CFO, Treasurer and Secretary

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Exhibit Index

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated March 29, 2017, by and among Castle Brands Inc., Gosling’s Limited, and E. Malcolm B. Gosling.
4.1	11% Subordinated Note due 2019, issued by the Company.
99.1	Press release issued on March 30, 2017.